FIRST MODIFICATION OF NOTE, LOAN AGREEMENT

AND OTHER LOAN DOCUMENTS

THIS FIRST MODIFICATION OF NOTE, LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (this “Modification”) is made this 13th day of March, 2012, by and among INLAND DIVERSIFIED VIRGINIA BEACH LANDSTOWN, L.L.C., a Delaware limited liability company (the “Borrower”), and BANK OF AMERICA, N.A., a national banking association (the “Lender”), and is acknowledged and consented to by INLAND DIVERSIFIED REAL ESTATE TRUST, INC., a Maryland corporation (the “Guarantor”).

R E C I T A L S:

WHEREAS, Lender and Borrower are parties to that certain Term Loan Agreement dated March 25, 2011 concerning a loan (the “Loan”) from Lender to Borrower in the original principal amount of Sixty-Eight Million Three Hundred Seventy-Five Thousand and No/100 Dollars ($68,375,000.00) (the “Original Loan Agreement”), which finances Borrower’s real property situated in the City of Virginia Beach, Virginia;

WHEREAS, the Loan is evidenced by a Promissory Note dated March 25, 2011 (the "Original Note") made by Borrower and payable to the order of Lender in the original principal amount of Sixty-Eight Million Three Hundred Seventy-Five Thousand and No/100 Dollars ($68,375,000.00); and

WHEREAS, the parties hereto wish to modify the Original Note and Original Loan Agreement as provided in this Modification (the Original Note, as modified in this Modification and as may be further modified, amended or supplemented from time to time, the "Note," and the Original Loan Agreement, as modified in this Modification and as may be further modified, amended or supplemented from time to time, the “Loan Agreement”).

W I T N E S S E T H:

For and in consideration of these presents, and in further consideration of the mutual covenants and agreements herein set forth, and in consideration of the sum of Ten and No/100 Dollars ($10.00) lawful money of the United States of America by each of the parties to the other paid, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

1.

Capitalized Terms.  Capitalized terms used and not defined in this Modification shall have the meanings given to them in the Original Loan Agreement.

2.

Loan Amount.  Borrower acknowledges and agrees that the outstanding principal balance of the Original Note as of the date hereof is Fifty Million One Hundred Forty Thousand and No/100 Dollars ($50,140,000.00) and that Lender has no further obligation to advance proceeds of the Loan for any reason.

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3.

Extension of Maturity Date.  The Maturity Date (as defined in the Original Note) is hereby extended from March 25, 2012 to September 25, 2013.  Borrower acknowledges and agrees that it shall have no further right or option to extend the Maturity Date beyond September 25, 2013.  In confirmation of the foregoing, Section 1A of the Original Note is hereby deleted in its entirety.

4.

Modification of Interest Rate.  Effective as of March 25, 2012, the interest rate payable under the Note shall be reduced from (A) the BBA LIBOR Daily Floating Rate (as defined in the Original Note) plus three hundred (300) basis points per annum to (B) the BBA LIBOR Daily Floating Rate plus two hundred twenty-five (225) basis points per annum.  In confirmation of the foregoing, Section 3(a) of the Original Note is hereby amended and restated in its entirety as follows:

(a)

BBA LIBOR Daily Floating Rate.  The unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest per annum equal to the BBA LIBOR Daily Floating Rate for that day plus two hundred twenty-five (225) basis points per annum.  The “BBA LIBOR Daily Floating Rate” shall mean a fluctuating rate of interest per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Lender from time to time) as determined for each Business Day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in Lender’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.  A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars.  Interest shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year.

5.

Loan Extension Fee.  In consideration of this Modification, on or before the date of this Modification, Borrower shall pay to Lender a Loan extension fee in the amount of $75,210.00 (0.15% of $50,140,000.00).  Such Loan extension fee shall be fully earned and non-refundable when paid.

6.

Costs and Expenses.  Borrower shall pay or reimburse Lender for all costs and expenses, including, without limitation, attorneys' fees and expenses, title and lien search fees and appraisal fees, incurred by Lender with respect to this Modification.

7.

No Defenses.  Borrower hereby represents and warrants to Lender that the Loan Documents are in full force and effect, that Lender has complied with all of its obligations under the Loan Documents and that Borrower has no claims or counterclaims against Lender or offsets or defenses under the Note and/or the other Loan Documents.

8.

Effect of Modification.  This Modification shall modify the Original Note and the Original Loan Agreement.  All of the other terms and conditions of the Original Note, the Original Loan Agreement and the other Loan Documents, except as specifically modified herein

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or in other documents delivered in connection herewith, shall remain unchanged and in full force and effect and are hereby ratified and reaffirmed by Borrower and Lender.  In the event of any inconsistency or contradiction between the terms of the Original Note, the Original Loan Agreement and the other Loan Documents and the terms of this Modification, the terms of this Modification shall govern and control.  Each and every one of the terms and provisions of this Modification shall be binding upon and shall inure the benefit of the parties hereto and their respective heirs, successors, personal representatives and assigns.

9.

Ratification of Deed of Trust.  Borrower hereby ratifies and reaffirms that certain Credit Line Deed of Trust, Assignment of Rents and Leases, Security Agreement and Financing Statement dated March 25, 2011, recorded in the Clerk’s Office, Circuit Court, City of Virginia Beach, Virginia (the “Clerk’s Office”), as Instrument Number 20110412000371340, as amended by a First Modification to Credit Line Deed of Trust, Assignment of Rents and Leases, Security Agreement and Financing Statement dated June 16, 2011, recorded in the Clerk’s Office as Instrument Number 20110713000700220, from Borrower to the trustee named therein for the benefit of Lender (as further amended, restated and/or supplemented from time to time, the “Deed of Trust”), and confirms that the lien of the Deed of Trust secures the obligations of Borrower under the Note and the other Loan Documents, as modified by this Modification.

10.

Joinder by Guarantor.  Guarantor joins into this Modification to (i) consent to the terms and conditions of this Modification, (ii) agree that this Modification does  not and shall not in any manner impair or diminish his indebtedness, duties and obligations under the Guaranty, (iii) confirm and agree that Lender has complied with all of its duties and obligations under the Loan Documents and that Guarantor has no claims against Lender or offsets or defenses with respect to the Loan; and (iv) acknowledge and agree that the Guaranty is in full force effect and is hereby ratified and confirmed.

11.

Applicable Law.  This Modification shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

12.

Counterparts.  This Modification may be executed in two or more counterparts which, when taken together, shall constitute but one and the same document.

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IN WITNESS WHEREOF, Borrower, Lender and Guarantor, intending to be executed and delivered under seal, have executed and delivered these presents or caused these presents to be executed and delivered under seal as of the year and day first above written.

BORROWER:

INLAND DIVERSIFIED VIRGINIA BEACH LANDSTOWN, L.L.C.,

  a Delaware limited liability company

By:

Inland Diversified Real Estate Trust, Inc.,

  its sole member

By:

/s/ Barry L. Lazarus                             (SEAL)

Name:

Barry L. Lazarus

Title:

President

STATE OF ILLINOIS

COUNTY OF DUPAGE, TO WIT:

I, the undersigned Notary Public, in and for the state and county aforesaid, do hereby certify that, Barry L. Lazarus, known to me to be, or satisfactorily proven to be the person whose name is subscribed to the foregoing document, personally appeared before me in the jurisdiction set forth above and acknowledged himself to be the President of Inland Diversified Real Estate Trust, Inc., the sole member of Inland Diversified Virginia Beach Landstown, L.L.C., a Delaware limited liability company, and that he, in such capacity, being authorized so to do, executed the foregoing document for the purposes therein contained, by signing his name on behalf of the limited liability company.

GIVEN under my hand and seal this 7th  day of March, 2012.

/s/ Ruth E. Winter

Notary Public

[Notarial Seal]

Notary Registration #:  815-455-4247

My Commission expires: 7-12-15

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LENDER:

BANK OF AMERICA, N.A.,

  a national banking association,

By:

/s/ Patricia H. Gardenhire            (SEAL)

Name:

Patricia H. Gardenhire

Title:

Vice President

STATE OF GEORGIA

COUNTY OF WAKE,   TO WIT:

The foregoing document was acknowledged before me this 14th day of March, 2012, by Patricia H. Gardenhire, who is a Vice President of Bank of America, N.A., a national banking association, on behalf of the bank.

/s/ Stephanie H. Carr

Notary Public

[Notarial Seal]

Notary Registration #:

My Commission expires: 11-01-2012

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GUARANTOR:

INLAND DIVERSIFIED REAL

ESTATE TRUST, INC.,

   a Maryland corporation

By:

/s/ Barry L. Lazarus

 (SEAL)

Name:

Barry L. Lazarus

Title:

President

STATE OF ILLINOIS

COUNTY OF DUPAGE, TO WIT:

I, the undersigned Notary Public, in and for the state and county aforesaid, do hereby certify that, Barry L. Lazarus, known to me to be, or satisfactorily proven to be the person whose name is subscribed to the foregoing document, personally appeared before me in the jurisdiction set forth above and acknowledged himself to be the President of Inland Diversified Real Estate Trust, Inc., and that he, in such capacity, being authorized so to do, executed the foregoing document for the purposes therein contained, by signing his name on behalf of the corporation.

GIVEN under my hand and seal this 7th day of March, 2012.

/s/ Ruth E. Winter

Notary Public

[Notarial Seal]

Notary Registration #:  815-455-4247

My Commission expires: 7-12-15

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